CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$468,000	$18.39

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $365,658.69 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $18.39 offset against the registration fee due for this offering and of which $365,640.30 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing supplement no. 1121 To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 108-I dated December 13, 2007	Registration Statement No. 333-130051 Dated March 26, 2008 Rule 424(b)(2)

Structured Investments	JPMorgan Chase & Co.
$85,000 (AA) $108,000 (GLW) $275,000 (GOOG)
Upside Auto Callable Reverse Exchangeable Notes due September 30, 2008 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This pricing supplement relates to three (3) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the three (3) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing (i) to forgo the potential to participate in the appreciation of the applicable Reference Stock, (ii) to accept the risks of owning the common stock of the applicable Reference Stock issuer, (iii) to assume the risk that the notes will be automatically called and the investor will receive less interest than if the notes are not automatically called, and, (iv) if the notes are not automatically called, to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the applicable fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, if the notes are not automatically called, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below. If the notes are automatically called you will receive, for each $1,000 principal amount note, $1,000 plus accrued and unpaid interest.
  If the notes are not automatically called, payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Automatic Call:	If on the Call Date, the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price, the notes will be automatically called.
Payment if Called:

If the notes are automatically called, on the Call Settlement Date, for each $1,000 principal amount note, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Payment at Maturity:

If the notes are not automatically called, the payment at maturity, in excess of any accrued and unpaid interest, will be based on the performance of the applicable Reference Stock. If the notes are not automatically called, for each $1,000 principal amount note, you will receive $1,000 plus any accrued and unpaid interest at maturity, unless:

(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the notes are not automatically called and the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest and instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	September 30, 2008*
Pricing Date:	March 26, 2008
Settlement Date:	On or about March 31, 2008
Call Date:	June 25, 2008*
Call Settlement Date:	June 30, 2008*, which is the third business day after the Call Date.
Observation Date:	September 25, 2008*
Interest Payment Date:

Interest on the notes will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing April 30, 2008, to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to but excluding the Call Settlement Date, and will be payable on each Interest Payment Date occurring before the Call Settlement Date and on the Call Settlement Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 108-I for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
			Interest Rate						Approximate Tax Allocation of Monthly Coupon †
	Page Number	Ticker Symbol	If Not Automatically Called	If Automatically Called	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Alcoa Inc.	PS-4	AA	7.00% (equivalent to 14.00% per annum)	3.50% (equivalent to 14.00% per annum)	25% of the Initial Share Price	$36.03	48123MZD7	$11.67	18.29%	81.71%
Corning Incorporated	PS-6	GLW	5.00% (equivalent to 10.00% per annum)	2.50% (equivalent to 10.00% per annum)	30% of the Initial Share Price	$24.24	48123MZF2	$8.33	25.60%	74.40%
Google Inc.	PS-8	GOOG	6.00% (equivalent to 12.00% per annum)	3.00% (equivalent to 12.00% per annum)	25% of the Initial Share Price	$458.19	48123MZG0	$10.00	21.33%	78.67%

*

Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Automatic Call” or “Description of Notes — Payment at Maturity,” as applicable, in the accompanying product supplement no. 108-I.

†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 108-I under “Certain U.S. Federal Income Tax Consequences” on page PS-29.

Investing in the Upside Auto Callable Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 108-I and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Alcoa Inc.

Per note	$1,000	$42.42	$957.58

Total	$85,000	$3,605.70	$81,396.30

Corning Incorporated

Per note	$1,000	$39.50	$960.50

Total	$108,000	$4,266	$103,734

Google Inc.

Per note	$1,000	$40	$960

Total	$275,000	$11,000	$264,000

(1)

J.P. Morgan Securities Inc., which we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $42.42, $39.50 and $40.00 per $1,000 principal amount note for notes linked to the common stock of Alcoa Inc., Corning Incorporated and Google Inc., respectively, and will use a portion of such commissions to pay selling concessions to other dealers of $28.71, $27.25 and $27.50 per $1,000 principal amount note linked to the common stock of Alcoa Inc., Corning Incorporated and Google Inc., respectively. The concessions of $28.71, $27.25 and $27.50 per $1,000 principal amount note for notes linked to the common stock of Alcoa Inc., Corning Incorporated and Google Inc., respectively, include concessions allowed to selling dealers and concessions allowed to an arranging dealer. See “Underwriting” beginning on page PS-35 of the accompanying product supplement no. 108-I.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

March 26, 2008

Additional Terms Specific to Each Note Offering

This pricing supplement relates to three (3) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the three (3) note offerings or, at your election, in two or more of the offerings. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 108-I dated December 13, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated March 7, 2008 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 108-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 108-I dated December 13, 2007:
  http://sec.gov/Archives/edgar/data/19617/000089109207005388/e29538-424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing April 30, 2008, to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to but excluding the Call Settlement Date, and will be payable on each Interest Payment Date occurring before the Call Settlement Date and on the Call Settlement Date. Interest will be payable to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date or Call Settlement Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.
  POTENTIAL EARLY EXIT WITH FULL PRINCIPAL PROTECTION AS A RESULT OF THE AUTOMATIC CALL FEATURE — If the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price on the Call Date, your notes will be automatically called prior to the maturity date. Under these circumstances, on the Call Settlement Date, for each $1,000 principal amount note, you will receive $1,000 plus accrued and unpaid interest to but excluding the Call Settlement Date.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL IF THE NOTES ARE NOT AUTOMATICALLY CALLED — If the notes are not automatically called, your return of principal at maturity is protected so long as the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the notes are not automatically called, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-1
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 108-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes for U.S. federal income tax purposes as units comprising (i) a put option written by you that is automatically terminable in circumstances where the Automatic Call occurs and that, if not terminated, requires you to purchase the Reference Stock from us (or, at our option, the cash value thereof) at maturity under circumstances where the payment at maturity is the Physical Delivery Amount and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation to purchase the Reference Stock. We intend to treat the percentages of each coupon payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and allocations as described above. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale including an automatic call. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 108-I dated December 13, 2007.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal if the notes are not automatically called. If the notes are not automatically called, the payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT — The notes will be called before maturity if the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price on the Call Date. Under these circumstances, the amount of interest payable on the notes will be less than the full amount of interest that would have been payable if the notes were held to maturity, and, for each $1,000 principal amount note, you will receive $1,000 plus accrued and unpaid interest to but excluding the Call Settlement Date.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If the notes are not automatically called and, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price is above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — If the notes are not automatically called, unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. If the notes are automatically called, for each $1,000 principal amount note, you will receive $1,000 on the Call Settlement Date plus any accrued and unpaid interest, regardless of the appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-2
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 108-I. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, or upon an automatic call described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the Maturity Date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 108-I.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-3

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-17 of the accompanying product supplement no. 108-I for more information.

Alcoa Inc. (“Alcoa”)

According to its publicly available filings with the SEC, Alcoa is a producer of primary aluminum, fabricated aluminum and alumina combined, and is active in all major aspects of the aluminum industry: technology, mining, refining, smelting, fabricating and recycling. The common stock of Alcoa, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Alcoa in the accompanying product supplement no. 108-I. Alcoa’s SEC file number is 001-03610.

Historical Information of the Common Stock of Alcoa

The following graph sets forth the historical performance of the common stock of Alcoa based on the weekly closing price (in U.S. dollars) of the common stock of Alcoa from January 3, 2003 through March 20, 2008. As the U.S. equity markets were closed on March 21, 2008, the closing price of the common stock of Alcoa was not available on March 21, 2008. The closing price of the common stock of Alcoa on March 26, 2008 was $36.03. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Alcoa has experienced significant fluctuations. The historical performance of the common stock of Alcoa should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Alcoa during the term of the notes. We cannot give you assurance that the performance of the common stock of Alcoa will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Alcoa will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Alcoa.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-4

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Alcoa

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Alcoa, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$36.00	• the Protection Amount: $9.00
• the Interest Rate:	7.00% (equivalent to 14.00% per annum) if the note is held to maturity
	3.50% (equivalent to 14.00% per annum) if the note is automatically called

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**

$36.00	$34.20	$72.00	$1,000.00	N/A	$1,000.00

$36.00	$72.00	N/A	N/A	$1,000.00	$1,000.00

$18.00	$34.20	$37.80	$1,000.00	N/A	$1,000.00

$18.00	$37.80	N/A	N/A	$1,000.00	$1,000.00

$36.00	$36.00	$36.00	$1,000.00	N/A	$1,000.00

$27.00	$28.80	$27.00	$1,000.00	N/A	$1,000.00

$18.00	$36.00	$34.20	27 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00

$18.00	$27.00	$18.00	27 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00

$9.00	$18.00	$9.00	27 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00

$0.00	$10.80	$0.00	27 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00

**

Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $37.80. Because the closing price of the Reference Stock of $37.80 on the Call Date is greater than the Initial Share Price of $36.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $34.20, the lowest closing price of the Reference Stock during the Monitoring Period was $18.00 and the Final Share Price is $37.80. Because the closing price of the Reference Stock of $34.20 on the Call Date was less than the Initial Share Price of $36.00, the notes are not automatically called. Because the Final Share Price of $37.80 is greater than the Initial Share Price of $36.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $36.00, the lowest closing price of the Reference Stock during the Monitoring Period was $18.00 and the Final Share Price is $34.20. Because the closing price of the Reference Stock of $36.00 on the Call Date was equal to the Initial Share Price of $36.00, the notes are not automatically called. Because the Final Share Price of $34.20 is less than the Initial Share Price of $36.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $34.20, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $27.00, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $18.00, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $27.00 on the Call Date was less than the Initial Share Price of $36.00, the notes are not automatically called. Because the Final Share Price of $18.00 is less than the Initial Share Price of $36.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $18.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $28.80, the Final Share Price of $27.00 is less than the Initial Share Price of $36.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $28.80 on the Call Date was less than the Initial Share Price of $36.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $27.00 is less than the Initial Share Price of $36.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, $70.00 over the term of the notes or (2) if the notes are automatically called, $35.00 from the issue date to but excluding the Call Settlement Date. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $36.03, the Protection Amount was $9.0075 and the Physical Delivery Amount was 27.7546 shares of the Reference Stock, in each case subject to adjustments.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-5

Corning Incorporated (“Corning”)

According to its publicly available filings with the SEC, Corning is a global, technology-based corporation that operates in four reportable business segments: display technologies, telecommunications, environmental technologies and life sciences. The common stock of Corning, par value $0.50 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Corning in the accompanying product supplement no. 108-I. Corning’s SEC file number is 001-03247.

Historical Information of the Common Stock of Corning

The following graph sets forth the historical performance of the common stock of Corning based on the weekly closing price (in U.S. dollars) of the common stock of Corning from January 3, 2003 through March 20, 2008. As the U.S. equity markets were closed on March 21, 2008, the closing price of the common stock of Corning was not available on March 21, 2008. The closing price of the common stock of Corning on March 26, 2008 was $24.24. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Corning has experienced significant fluctuations. The historical performance of the common stock of Corning should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Corning during the term of the notes. We cannot give you assurance that the performance of the common stock of Corning will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Corning will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Corning.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-6

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Corning

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Corning, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$24.00	• the Protection Amount: $7.20
• the Interest Rate:	5.00% (equivalent to 10.00% per annum) if the note is held to maturity
	2.50% (equivalent to 10.00% per annum) if the note is automatically called

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**

$24.00	$22.80	$48.00	$1,000.00	N/A	$1,000.00

$24.00	$48.00	N/A	N/A	$1,000.00	$1,000.00

$12.00	$22.80	$25.20	$1,000.00	N/A	$1,000.00

$12.00	$25.20	N/A	N/A	$1,000.00	$1,000.00

$24.00	$24.00	$24.00	$1,000.00	N/A	$1,000.00

$16.80	$19.20	$16.80	$1,000.00	N/A	$1,000.00

$12.00	$24.00	$22.80	41 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00

$12.00	$16.80	$12.00	41 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00

$6.00	$12.00	$6.00	41 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00

$0.00	$7.20	$0.00	41 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00

**

Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $25.20. Because the closing price of the Reference Stock of $25.20 on the Call Date is greater than the Initial Share Price of $24.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $22.80, the lowest closing price of the Reference Stock during the Monitoring Period was $12.00 and the Final Share Price is $25.20. Because the closing price of the Reference Stock of $22.80 on the Call Date was less than the Initial Share Price of $24.00, the notes are not automatically called. Because the Final Share Price of $25.20 is greater than the Initial Share Price of $24.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $24.00, the lowest closing price of the Reference Stock during the Monitoring Period was $12.00 and the Final Share Price is $22.80. Because the closing price of the Reference Stock of $24.00 on the Call Date was equal to the Initial Share Price of $24.00, the notes are not automatically called. Because the Final Share Price of $22.80 is less than the Initial Share Price of $24.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $22.80, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $16.80, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $12.00, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $16.80 on the Call Date was less than the Initial Share Price of $24.00, the notes are not automatically called. Because the Final Share Price of $12.00 is less than the Initial Share Price of $24.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $12.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $19.20, the Final Share Price of $16.80 is less than the Initial Share Price of $24.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $19.20 on the Call Date was less than the Initial Share Price of $24.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $16.80 is less than the Initial Share Price of $24.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, $50.00 over the term of the notes or (2) if the notes are automatically called, $25.00 from the issue date to but excluding the Call Settlement Date. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $24.24, the Protection Amount was $7.272 and the Physical Delivery Amount was 41.2541 shares of the Reference Stock, in each case subject to adjustments.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-7

Google Inc. (“Google”)

According to its publicly available filings with the SEC, Google is a global technology leader focused on improving the ways people connect with information. Google’s innovations in web search and advertising have made their web site a top internet destination. The class A common stock of Google, par value $.001 per share (which we refer to as the “common stock of Google”), is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Google in the accompanying product supplement no. 108-I. Google’s SEC file number is 000-50726.

Historical Information of the Common Stock of Google

The following graph sets forth the historical performance of the common stock of Google based on the weekly closing price (in U.S. dollars) of the common stock of Google from August 20, 2004 through March 20, 2008. The common stock of Google commenced trading on the NASDAQ Stock Market on August 19, 2004. As the U.S. equity markets were closed on March 21, 2008, the closing price of the common stock of Google was not available on March 21, 2008. The closing price of the common stock of Google on March 26, 2008 was $458.19. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Google has experienced significant fluctuations. The historical performance of the common stock of Google should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Google during the term of the notes. We cannot give you assurance that the performance of the common stock of Google will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Google will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Google.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-8

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Google

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Google, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$458.00	• the Protection Amount: $114.50
• the Interest Rate:	6.00% (equivalent to 12.00% per annum) if the note is held to maturity
	3.00% (equivalent to 12.00% per annum) if the note is automatically called

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**

$458.00	$435.10	$916.00	$1,000.00	N/A	$1,000.00

$458.00	$916.00	N/A	N/A	$1,000.00	$1,000.00

$229.00	$435.10	$480.90	$1,000.00	N/A	$1,000.00

$229.00	$480.90	N/A	N/A	$1,000.00	$1,000.00

$458.00	$458.00	$458.00	$1,000.00	N/A	$1,000.00

$343.50	$366.40	$343.50	$1,000.00	N/A	$1,000.00

$229.00	$458.00	$435.10	2 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00

$229.00	$343.50	$229.00	2 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00

$114.50	$229.00	$114.50	2 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00

$0.00	$137.40	$0.00	2 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00

**

Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $480.90. Because the closing price of the Reference Stock of $480.90 on the Call Date is greater than the Initial Share Price of $458.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $435.10, the lowest closing price of the Reference Stock during the Monitoring Period was $229.00 and the Final Share Price is $480.90. Because the closing price of the Reference Stock of $435.10 on the Call Date was less than the Initial Share Price of $458.00, the notes are not automatically called. Because the Final Share Price of $480.90 is greater than the Initial Share Price of $458.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $458.00, the lowest closing price of the Reference Stock during the Monitoring Period was $229.00 and the Final Share Price is $435.10. Because the closing price of the Reference Stock of $458.00 on the Call Date was equal to the Initial Share Price of $458.00, the notes are not automatically called. Because the Final Share Price of $435.10 is less than the Initial Share Price of $458.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $435.10, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $343.50, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $229.00, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $343.50 on the Call Date was less than the Initial Share Price of $458.00, the notes are not automatically called. Because the Final Share Price of $229.00 is less than the Initial Share Price of $458.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $229.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $366.40, the Final Share Price of $343.50 is less than the Initial Share Price of $458.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $366.40 on the Call Date was less than the Initial Share Price of $458.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $343.50 is less than the Initial Share Price of $458.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, $60.00 over the term of the notes or (2) if the notes are automatically called, $30.00 from the issue date to but excluding the Call Settlement Date. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $458.19, the Protection Amount was $114.5475 and the Physical Delivery Amount was 2.1825 shares of the Reference Stock, in each case subject to adjustments.

JPMorgan Structured Investments — Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-9